Exhibit 5.1

Our ref        DJT/646943-000001/90042542v2

GLOBALFOUNDRIES Inc. PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands

14 September 2026
GLOBALFOUNDRIES Inc.
We have acted as counsel as to Cayman Islands law to GLOBALFOUNDRIES Inc. (the "Company") in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") (including its exhibits, the "Registration Statement") relating to, among other things, up to 9,907,399 ordinary shares of a par value of US$0.02 each of the Company (the "Shares"), which have been issued to, and which may be offered by, the selling shareholder identified in the Registration Statement (the "Selling Shareholder"). This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.
1Documents Reviewed
We have reviewed originals, copies, drafts or conformed copies of the following documents:
1.1The certificate of incorporation dated 7 October 2008, the certificate of incorporation on change of name dated 4 March 2009 and the amended and restated memorandum and articles of association of the Company as adopted on 1 November 2021 (the "Memorandum and Articles").
1.2The written resolutions of the board of directors of the Company dated 31 August 2026 (the "Resolutions").
1.3The following corporate records of the Company maintained at its registered office in the Cayman Islands, each as at the date of this opinion letter:
(a)register of directors and officers; and
(b)register of mortgages and charges.

1.4A certificate of good standing with respect to the Company issued by the Registrar of Companies dated 3 September 2026 (the "Certificate of Good Standing").
1.5A copy of the register of members of the Company received on 11 September 2026 (the "Register of Members").
1.6A certificate from a director of the Company a copy of which is attached to this opinion letter (the "Director's Certificate").
1.7The Registration Statement.
2Assumptions
The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:
2.1Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.
2.2All signatures, initials and seals are genuine.
2.3No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for or purchase any of the Shares.
2.4The completeness and accuracy of the Register of Members.
2.5There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement.
2.6No monies paid to or for the account of any party under the Registration Statement or any property received or disposed of by any party to the Registration Statement in each case in connection with the Registration Statement or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).
2.7There is nothing contained in the minute book or corporate records of the Company (which, other than the records set out in paragraphs 1.1, 1.2 and 1.3 of this opinion letter, we have not inspected) which would or might affect the opinions set out below.
2.8There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the State of New York.
2.9The Company has received, or will receive, value at least equal to the aggregate par value of the Shares in consideration for the issue of the Shares and none of the Shares has been, or will be, issued for less than par value.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.
3Opinions
Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.
3.2Based solely on our inspection of the Register of Members, the Selling Shareholder has valid title to its Shares and such Shares have been duly authorised, legally issued and are fully paid and non-assessable and there are no entries or notations indicating any third party interests, including any security interest as at the date hereof.
4Qualifications
The opinions expressed above are subject to the following qualifications:
4.1To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.
4.2Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.2, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
4.3Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.
4.4We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement.
4.5In this opinion letter the phrase "non-assessable" means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the headings "Legal Matters" in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
We express no view as to the commercial terms of the Registration Statement or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.
The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Shares and express no opinion or observation upon the terms of any such document.
This opinion letter is addressed to you and may be relied upon by you, your counsel and purchasers of the Shares pursuant to the Registration Statement. This opinion letter is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.
Yours faithfully

/s/ Maples and Calder (Cayman) LLP
Maples and Calder (Cayman) LLP

GLOBALFOUNDRIES Inc.
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

To:    Maples and Calder (Cayman) LLP
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

14 September 2026

GLOBALFOUNDRIES Inc. (the "Company")
I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:
1 The Memorandum and Articles remain in full force and effect and are unamended.
2 The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.
3 The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.
4 The authorised share capital of the Company is US$30,000,000 divided into (i) 1,300,000,000 Ordinary Shares of a nominal or par value of US$0.02 each, and (ii) 200,000,000 Preferred Shares of a nominal or par value of US$0.02 each. The issued share capital of the Company is 557,418,603 Ordinary Shares of a par value of US$0.02 each, which have been issued as fully paid and non-assessable.
5 The shareholders of the Company (the "Shareholders") have not restricted the powers of the directors of the Company in any way (other than as set out in the Memorandum and Articles).
6 The directors of the Company at the date of the Resolutions and at the date of this certificate were and are as follows:
Carlos Obeid
Timothy Breen
David Kerko
Thomas Caulfield
Glenda Dorchak
Jack Lazar

Bobby Yerramilli-Rao
Camilla Macapili Languille
Marc Antaki
Ganesh Moorthy
Samer Halawa
7 The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.
8 Prior to, at the time of, and immediately following the approval of the transactions contemplated by the Registration Statement, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.
9 Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.
10 To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of material legal, arbitral, administrative or other proceedings in any jurisdiction and neither the directors nor Shareholders have taken any steps to have the Company struck off or placed in liquidation. Further, no steps have been taken to wind up the Company or to appoint restructuring officers or interim restructuring officers, and no step has been taken to appoint a receiver in relation to any of the Company's property or assets.
11 To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.
12 The Company has received value at least equal to the aggregate par value of the shares in consideration for the issue of the Shares, and none of the Shares were or will be issued for less than their par value.
13 The Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.
14 No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares.
15 The Shares to be offered pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company's register of members (shareholders).
16 The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

17 There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement.

Signature page follows

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:    __/s/ Tim Breen______________________
Name:        Tim Breen
Title:        Director